                                                                   EXHIBIT 99.1

                                  NEWS RELEASE

Contact:      James Stariha
              Chief Financial Officer
              (256) 747-8589

                      SOUTHERN ENERGY HOMES, INC. REPORTS
                             THIRD QUARTER RESULTS

ADDISON, Ala. - October 23, 2003 -- Southern Energy Homes, Inc. (NASDAQ: SEHI) today reported its results for the third quarter ended October 3, 2003. Third quarter net income increased to $603,000, or $0.05 per diluted share, on sales of $34.0 million compared with a loss of $2.9 million on sales of $34.5 million in the third quarter of 2002, or $0.24 per diluted share.

"Southern Energy's sales performance outpaced the industry trends for the quarter and highlights the strength of our products and dealer network in a tough market," stated Keith O. Holdbrooks, chief executive officer of Southern Energy Homes. "Our sales of $34.0 million from continued operations for the third quarter of this year showed solid growth from the $31.1 million of the second quarter of this year and were down only 1.5% from the third quarter of last year. Although units shipped were down 12.2% from the third quarter of last year, we compared very favorably to the industry that was down over 20% in July and August.

"We also added to third quarter sales with the launch of a new housing division, Southern Estates, which produced its first home in August, 2003. Southern Estates homes fill a product gap by including the most popular options with less customization. We are optimistic about expanding our market share with the introduction of the new Southern Estates homes.

"To accommodate the new Southern Estates production line, we reconfigured our manufacturing operations. We combined the Lifestyle homes into our Southern Energy plant to provide manufacturing space for Southern Estates production line. These changes took advantage of the excellent plant and staff at the Lifestyle facility, allowing us to quickly ramp up operations on a profitable basis. We are pleased that Southern Estates showed an operating profit in September, its first complete month of operations.

"In addition, the combination of Lifestyle and Southern Energy provides sufficient volume to invest $1.5 million to expand the Southern Energy plant into adjacent facilities currently used by our Windmar Supply division. We will use the expanded space for improving efficiencies in our finishing operations on our higher end homes. Windmar will move into a new facility that will be added to our distribution warehouse. We are excited about these changes and the potential of offering increased value in our existing product lines while launching a new one with minimal investment," continued Mr. Holdbrooks.

THIRD QUARTER RESULTS

Net revenues for the third quarter from continuing operations were $34.0 million compared with $34.5 million for the third quarter of last year. Total homes sold declined to 975 compared with 1,110 in the third quarter of 2002, a decline of 12.2%. Average selling prices increased 9.6% for wholesale sales as a result of price increases and increased customization of homes sold. Average selling prices declined 17% for retail sales as a result of a greater percentage of single section units being sold than multi section units during the third quarter 2003 compared to the third quarter of 2002.

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Gross profit was $6.1 million, or 17.8% of sales, in the third quarter of 2003 compared with $7.0 million, or 20.2% of sales, in the third quarter of 2002. Higher material prices and the start up of Southern Estates caused the lower gross profit in the third quarter of 2003 compared to the third quarter of 2002.

Selling, general and administrative expenses were down 13.0% to $5.4 million compared with $6.2 million in the third quarter of last year. The reductions reflect the savings from cost-cutting measures implemented at the end of the second quarter of this year.

Income from continuing operations was $656,000 ($0.05 per share) in the third quarter of 2003 compared with income from continuing operations of $647,000 ($0.05 per share) in the third quarter of 2002. Loss from discontinued operations was $53,000 for the third quarter of 2003 compared with a loss from discontinued operations of $3.5 million, which includes a tax benefit of $1.8 million in the third quarter of 2002. Net income for the third quarter of 2003 was $603,000, or $0.05 per share, compared with net loss of $2.9 million, or $0.24 per share, in the third quarter of 2002.

Commenting on the Company's financial condition, James Stariha, Chief Financial Officer, said, "Our financial position showed solid improvement since last year. Our cash position increased to over $11.9 million allowing us increased funding options, such as paying for the recent changes in our manufacturing plants. In addition, we paid off our notes payable of $4.1 million since the third quarter of last year and have no long-term debt.

"Working capital improved from $0.8 million in the third quarter of last year to over $14.5 million in the latest quarter. We continue to review our operations to improve operating efficiencies and believe we can leverage our earnings further as sales build."

NINE MONTHS RESULTS

For the nine months ended October 3, 2003, total net revenues from continuing operations were $93.1 million compared with $105.3 million in the same period of 2002. Loss from continuing operations was $317,000 compared with income from continuing operations of $2.0 million for the nine months ended September 27, 2002. The net loss for the period was $463,000, or $0.04 per diluted share, compared with a loss of $3.4 million, or $0.28 per diluted share, in the first nine months of 2002.

ABOUT SOUTHERN ENERGY HOMES, INC.

Southern Energy Homes, Inc. operates five home manufacturing facilities in Alabama and Texas, two retail sales centers in Alabama and three supply companies in Alabama. Currently marketed under four brand names, the Company's homes are sold in 22 states. In addition to its manufacturing, retail sales and component supply operations, the Company's operations also include an insurance segment.

Forward-looking statements in this news release, including without limitation, statements relating to availability of financing for the Company's dealers and customers, future operating results, plans and expectations, and the adequacy of the Company's resources to support those plans, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those in any forward-looking statements, including without limitation: the ultimate financial and operational effects of discontinued operations being undertaken; general economic conditions; the cyclical and seasonal nature of housing markets; competitive pricing pressures at both the wholesale and retail levels; changes in market demand; the impact of cost reduction programs and other management initiatives; availability of financing for prospective purchasers of the Company's homes and availability of floor plan

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financing for dealers; availability and pricing of raw materials; concentration of the Company's business in certain regional markets; adverse weather conditions that reduce retail sales; the possibility of plant shutdowns from weather or other causes; availability of labor for the Company to meet operating requirements; the highly competitive nature of the manufactured housing industry; federal, state and local regulation of the Company's business; the Company's contingent repurchase liabilities with respect to dealer financing; the Company's reliance on independent dealers; and other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. Southern Energy Homes is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.


                          SOUTHERN ENERGY HOMES, INC.
                       UNAUDITED BALANCE SHEET HIGHLIGHTS
                                 (IN THOUSANDS)

                                                              October 3,     September 27,
                                                                 2003            2002
                                                              ----------     -------------
ASSETS
Cash and cash equivalents                                      $11,923         $     0
Current assets                                                  31,128          24,003
Total assets                                                    55,097          62,608

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable                                                        0           4,128
Current liabilities                                             16,589          21,167
Long term debt                                                       0               0
Total liabilities                                               16,589          21,167
Stockholders' equity                                            38,508          41,442

Working capital from continuing operations                      14,489             818

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                          SOUTHERN ENERGY HOMES, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                       Thirteen Weeks Ended
                                                               -----------------------------------
                                                                October 3,           September 27,
                                                                   2003                  2002
                                                               ------------          -------------
Net revenues                                                   $     33,993          $     34,522
Gross profit                                                          6,054                 6,969
Operating income                                                        655                   761
Income from continuing operations                                       656                   647
Loss from discontinued operations                                       (53)               (3,514)
     Net income (loss)                                                  603                (2,867)

Basic and diluted earnings per share:
     Income from continuing operations                                 0.05                  0.05
     Loss from discontinued operations                                (0.00)                (0.29)
  Net income (loss)                                                    0.05                 (0.24)

Weighted average shares outstanding:
   Basic                                                         12,143,865            12,133,865
   Diluted                                                       12,425,955            12,301,516

                                                                     Thirty-nine Weeks Ended
                                                               -----------------------------------
                                                                October 3,           September 27,
                                                                   2003                   2002
                                                               ------------          -------------
Net revenues                                                   $     93,139          $    105,282
Gross profit                                                         15,352                20,442
Operating income (loss)                                                (423)                2,482
Income (loss) from continuing operations                               (317)                2,025
Loss from discontinued operations                                      (146)               (5,435)
     Net loss                                                          (463)               (3,410)

Basic and diluted earnings per share:
     Income (loss) from continuing operations                         (0.03)                 0.17
     Loss from discontinued operations                                (0.01)                (0.45)
  Net loss                                                            (0.04)                (0.28)

Weighted average shares outstanding:
   Basic                                                         12,139,433            12,133,865
   Diluted                                                       12,139,433            12,386,841

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                          SOUTHERN ENERGY HOMES, INC.
                            SUMMARY OPERATING FACTS

                                                                     Thirteen Weeks Ended
                                                              --------------------------------
                                                              October 3,         September 27,
                                                                 2003                 2002
                                                              ---------          -------------
Number of company-owned retail centers at period end
(continuing operations)                                              2                   3

Retail units sold:
   New single-section                                                4                   2
   New multi-section                                                 9                  16
   Used homes                                                        2                  10
                                                               -------             -------
                                                                    15                  28
Wholesale units sold:
   External customers                                              942               1,031
   Intercompany                                                     18                  51
                                                               -------             -------
                                                                   960               1,082

Total homes sold                                                   975               1,110

Average sales prices - retail (new)                            $47,706             $57,481
Average sales price - wholesale                                $32,367             $29,545
Floor sections sold                                              1,695               1,842

                                                                   Thirty-nine Weeks Ended
                                                              --------------------------------
                                                              October 3,         September 27,
                                                                 2003                 2002
                                                              ---------          -------------

Number of company-owned retail centers at period end
(continuing operations)                                              2                   3

Retail units sold:
   New single-section                                                5                  10
   New multi-section                                                34                  57
   Used homes                                                       18                  28
                                                               -------             -------
                                                                    57                  95
Wholesale units sold
   External customers                                            2,653               3,135
   Intercompany                                                     49                 137
                                                               -------             -------
                                                                 2,702               3,272

Total homes sold                                                 2,759               3,367

Average sales prices - retail (new)                            $56,572             $52,639
Average sales price - wholesale                                $31,325             $29,432
Floor sections sold                                              4,748               5,667